SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

February 14, 2007

DYNEGY ACQUISITION, INC.

DYNEGY INC.

(Exact name of registrant as specified in its charter)

Delaware	333-139221	20-5653152
Illinois	1-15659	74-2928353
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana, Suite 5800

Houston, Texas 77002

(Address of principal executive offices including Zip Code)

(713) 507-6400

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Items.

On February 14, 2007, Dynegy Inc. (“Dynegy”) issued a press release announcing its special shareholder meeting to consider the LS Power transaction scheduled to be held at 10 a.m. CT on Thursday, March 29, 2007 at Dynegy’s headquarters at Wells Fargo Plaza, 1000 Louisiana Street, Houston, Texas 77002. A copy of the press release issued by Dynegy is attached as Exhibit 99.1 to this Current Report on Form 8-K. The press release includes statements intended as “forward-looking statements,” which are subject to the cautionary statement about forward-looking statements set forth therein.

WHERE YOU CAN FIND MORE INFORMATION

Dynegy has filed a proxy statement/prospectus with the SEC in connection with the previously announced proposed merger with LS Power. Investors and security holders are urged to carefully read the important information contained in the materials regarding the proposed transaction. Investors and security holders may obtain a copy of the proxy statement/prospectus and other relevant documents, free of charge, at the SEC’s web site at www.sec.gov, and on Dynegy’s web site at www.dynegy.com and may also be obtained by writing Dynegy Inc. Investor Relations, 1000 Louisiana Street, Suite 5800, Houston, Texas 77002 or by calling 713-507-6466.

Dynegy, LS Power and their respective directors, executive officers, partners and other members of management and employees may be deemed to be participants in the solicitation of proxies from Dynegy’s shareholders with respect to the proposed transaction. Information regarding Dynegy’s directors and executive officers is available in the company’s proxy statement for its 2006 Annual Meeting of Shareholders, dated April 3, 2006. Additional information regarding the interests of such potential participants is included in the proxy statement/prospectus and other relevant documents filed with the SEC as they become available.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Document

99.1	Press Release dated February 14, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY ACQUISITION, INC. (Registrant)

Dated: February 14, 2007	By:	/s/ KENT R. STEPHENSON
	Name:	Kent R. Stephenson
	Title:	Senior Vice President

DYNEGY INC. (Registrant)

Dated: February 14, 2007	By:	/s/ KENT R. STEPHENSON
	Name:	Kent R. Stephenson
	Title:	Senior Vice President

EXHIBIT INDEX

Exhibit No.	Document

99.1	Press Release dated February 14, 2007.